Exhibit 99.1

Contact:
Noopur Liffick
Investor Relations & Corporate Affairs
510-809-2465
investors@aduro.com
press@aduro.com

Aduro Biotech Provides Business Update and Reports Third Quarter 2019 Financial Results

BERKELEY, California, November 7, 2019 – Aduro Biotech, Inc. (NASDAQ: ADRO), a clinical-stage biopharmaceutical company focused on developing therapies targeting the Stimulator of Interferon Genes (STING) and A Proliferation Inducing Ligand (APRIL) pathways for the treatment of cancer, autoimmune and inflammatory diseases, today provided a business update and reported financial results for the third quarter ended September 30, 2019.

Cash, cash equivalents and short term and long term marketable securities totaled $235.4 million at September 30, 2019, compared to $277.9 million at December 31, 2018.

“We remain highly focused on the development of our STING and APRIL programs, with the initiation of our Phase 2 study of ADU-S100 in combination with pembrolizumab in head and neck squamous cell carcinoma and continued progress of our Phase 1 study of BION-1301 in IgA nephropathy,” said Stephen T. Isaacs, chairman, president and chief executive officer of Aduro. “Our strong cash position of $235.4 million at the end of the third quarter enables us to continue investing in our STING and APRIL programs with the ultimate goal of providing therapeutic benefit to patients.”

Recent Highlights

•

Cleared four healthy volunteer dose cohorts in the single ascending dose portion and one healthy volunteer dose cohort in the multiple ascending dose portion of the Phase 1 clinical trial of BION-1301 for the treatment of IgA nephropathy.

•

First patient dosed in Phase 2 clinical trial of ADU-S100 (MIW815) in combination with Keytruda® (pembrolizumab), an approved anti-PD-1 antibody, as a first-line treatment for recurrent or metastatic head and neck squamous cell carcinoma.

Financial Results

•

Revenue – Revenue was $4.8 million for the third quarter of 2019 and $13.6 million for the nine months ended September 30, 2019, compared to $3.1 million and $12.3 million, respectively, for the same periods in 2018. The increase in revenue for the quarter and the year to date was primarily due to ratable recognition of the upfront payment received from Eli Lilly in the first quarter of 2019.

•	Expenses –
o

Research and development expenses were $15.5 million for the third quarter of 2019 and $51.9 million for the nine months ended September 30, 2019, compared to $18.7 million and $58.2 million, respectively, for the same periods in 2018. The quarter and year to date costs decreased primarily due our strategic reset in January 2019, which resulted in reduced headcount and stock-based compensation expense. The reset also resulted in reduced spending towards deprioritized programs partially offset by higher spending towards our STING and APRIL programs.

o

General and administrative expenses were $8.7 million for the third quarter of 2019 and $25.8 million for the nine months ended September 30, 2019, compared to $9.1 million and $27.0 million, respectively, for the same periods in 2018. The quarter and year to date costs decreased primarily due to our strategic reset in January 2019, which resulted in reduced headcount and stock-based compensation expense.

o	Loss on impairment of intangible assets was $5.0 million for the third quarter of 2019. This expense was recorded due to the discontinuation of one of our acquired early research programs.

•

Net Loss – Net loss for the third quarter of 2019 was $21.0 million or $0.26 per share and $63.0 million or $0.79 per share for the nine months ended September 30, 2019, compared to net loss of $23.1 million or $0.29 per share and $69.0 million or $0.88 per share, respectively, for the same periods in 2018.

About Aduro

Aduro Biotech, Inc. is a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of therapies that are designed to harness the body’s natural immune system for the treatment of patients with challenging diseases. Aduro’s product candidates in the Stimulator of Interferon Genes (STING) and A Proliferation Inducing Ligand (APRIL) pathways are being investigated in cancer, autoimmune and inflammatory diseases. ADU-S100 (MIW815), which potentially activates the intracellular STING receptor for a potent tumor-specific immune response, is being evaluated in patients with cutaneously accessible metastatic solid tumors or lymphomas. BION-1301, a first-in-class humanized IgG4 monoclonal antibody that fully blocks APRIL binding to both the BCMA and TACI receptors, is being evaluated in IgA nephropathy. Aduro is collaborating with a number of leading global pharmaceutical companies to help expand and drive its product pipeline. For more information, please visit www.aduro.com.

Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding our current intentions or expectations concerning, among other things, the potential for our technology, continued advancement of our programs, continued investment in our lead assets and collaborations with leading global pharmaceutical companies to help expand and drive our product pipeline. In some cases, you can identify these statements by forward-looking words such as “may,” “will,” “continue,” “anticipate,” “intend,” “could,” “project,” “expect” or the negative or plural of these words or similar expressions.  Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, our history of net operating losses and uncertainty regarding our ability to achieve profitability, our ability to develop and commercialize our product candidates, our ability to use and expand our technology platforms to build a pipeline of product candidates, our ability to obtain and maintain regulatory approval of our product candidates, our ability to operate in a competitive industry and compete successfully against competitors that have greater resources than we do, our reliance on third parties, and our ability to obtain and adequately protect intellectual property rights for our product candidates.  We discuss many of these risks in greater detail under the heading “Risk Factors” contained in our quarterly report on Form 10-Q for the quarter ended September 30, 2019, to be filed with the Securities and Exchange Commission (SEC), and our other filings with the SEC. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

ADURO BIOTECH, INC.

Consolidated Statements of Operations

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue:
Collaboration and license revenue	$4,799	$3,063	$13,625	$12,329
Total revenue	4,799	3,063	13,625	12,329
Operating expenses:
Research and development	15,510	18,675	51,916	58,223
General and administrative	8,683	9,149	25,845	27,021
Loss on impairment of intangible assets	5,006	—	5,006	—
Amortization of intangible assets	138	144	417	443
Total operating expenses	29,337	27,968	83,184	85,687
Loss from operations	(24,538)	(24,905)	(69,559)	(73,358)
Interest income	1,366	1,353	4,334	3,892
Other (loss) income, net	(32)	21	(54)	(15)
Loss before income tax	(23,204)	(23,531)	(65,279)	(69,481)
Income tax benefit	2,252	385	2,322	444
Net loss	$(20,952)	$(23,146)	$(62,957)	$(69,037)
Net loss per common share, basic and diluted	$(0.26)	$(0.29)	$(0.79)	$(0.88)
Shares used in computing net loss per common share, basic and diluted	80,232,739	79,086,841	79,940,155	78,607,180

ADURO BIOTECH, INC.

Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 30,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$53,605	$126,310
Short-term marketable securities	178,182	140,129
Accounts receivable	222	12,037
Prepaid expenses and other current assets	3,805	4,500
Total current assets	235,814	282,976
Long-term marketable securities	3,593	11,434
Property and equipment, net	25,534	29,157
Operating lease right-of-use assets	21,346	—
Goodwill	7,949	8,334
Intangible assets, net	18,608	25,135
Restricted cash	468	468
Total assets	$313,312	$357,504
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,643	$1,457
Accrued clinical trial and manufacturing expenses	4,012	2,542
Accrued expenses and other liabilities	9,125	10,518
Operating lease liabilities	1,700	—
Deferred revenue	16,000	16,000
Total current liabilities	32,480	30,517
Deferred rent	—	11,063
Contingent consideration	975	998
Deferred revenue	161,203	172,671
Deferred tax liabilities	3,522	6,104
Operating lease liabilities	32,120	—
Other long-term liabilities	966	840
Total liabilities	231,266	222,193
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	8	8
Additional paid-in capital	549,705	538,895
Accumulated other comprehensive (loss) income	(178)	940
Accumulated deficit	(467,489)	(404,532)
Total stockholders’ equity	82,046	135,311
Total liabilities and stockholders’ equity	$313,312	$357,504